                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            VENUS EXPLORATION, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                             VENUS EXPLORATION, INC.
                           1250 NE LOOP 410, SUITE 810
                            SAN ANTONIO, TEXAS 78209
                                 (210) 930-4900

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 5, 2001

                                   ----------

TO THE STOCKHOLDERS OF VENUS EXPLORATION, INC.

         The 2001 Annual Meeting of Stockholders of VENUS EXPLORATION, INC., will be held at 1250 NE Loop 410, Suite 810, San Antonio, Texas, on June 5, 2001, at 10:00 a.m., Central Time, for the following purposes:

         1. To elect eight (8) directors to serve until the next annual meeting of stockholders;

         2. To ratify the appointment of KPMG LLP as Venus Exploration's independent certified public accountants for the fiscal year ending December 31, 2001; and

         3. To transact such other business as may properly come before the 2001 annual meeting.

         Only stockholders of record at the close of business on April 16, 2001, will be entitled to notice of and to vote at the 2001 annual meeting or any adjournment(s) thereof. For a period of at least ten (10) days prior to the 2001 annual meeting, a complete list of stockholders entitled to vote at the meeting will be open to examination by any stockholder during ordinary business hours at the offices of Venus Exploration, 1250 NE Loop 410, Suite 810, San Antonio, Texas 78209.

         Information concerning the matters to be acted upon at the 2001 annual meeting is set forth in the accompanying proxy statement.

         A proxy card is enclosed in the envelope in which these materials were mailed to you. Please fill in, date and sign the proxy card, and return it promptly in the enclosed postage-paid return envelope. If you attend the 2001 annual meeting, you may withdraw your proxy at that time and vote in person.

         A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 2000, is enclosed.



                                        By Order of the Board of Directors


                                        /s/ TERRY F. HARDEMAN

San Antonio, Texas                      Terry F. Hardeman, Secretary
April 30, 2001




PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY SO THAT YOUR VOTE MAY BE RECORDED AT THE ANNUAL MEETING IF YOU DO NOT ATTEND PERSONALLY. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM.

                             VENUS EXPLORATION, INC.
                           1250 NE LOOP 410, SUITE 810
                            SAN ANTONIO, TEXAS 78209
                                 (210) 930-4900

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 5, 2001


         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Venus Exploration, Inc., a Delaware corporation, to be voted at the 2001 Annual Meeting of Stockholders of Venus Exploration, Inc., to be held at 1250 NE Loop 410, Suite 810, San Antonio, Texas, on June 5, 2001, at 10:00 a.m., Central Time, and at any adjournments thereof.

         The 2001 annual meeting is being held for the following purposes:

         1. To elect eight (8) directors to serve until the next annual meeting of stockholders;

         2. To ratify the appointment of KPMG LLP as Venus Exploration's independent certified public accountants for the fiscal year ending December 31, 2001; and

         3. To transact such other business as may properly come before the 2001 annual meeting.

         The mailing address of the principal offices of Venus Exploration is 1250 NE Loop 410, Suite 810, San Antonio, Texas 78209. The approximate date on which this proxy statement and form of proxy are first being sent or given to stockholders is May 2, 2001.

VOTING AT THE MEETING

         Only holders of record of Venus Exploration's common stock, par value $.01 per share, outstanding at the close of business on April 16, 2001, the record date for the 2001 annual meeting, are entitled to notice of and to vote at the 2001 annual meeting and at any adjournment(s) thereof. As of the close of business on the record date, 12,343,196 shares of common stock were outstanding and entitled to vote at the 2001 annual meeting. Unless otherwise indicated, all references herein to percentages of outstanding shares of common stock are based on such number of shares outstanding on the record date. Each share of common stock is entitled to one (1) vote. Stockholders do not have the right to cumulate their votes for directors.

         A Quorum is Required to Transact Business

         The presence, in person or by proxy, of holders of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. For purposes of determining the presence of a quorum and of determining the number of votes necessary to take stockholder action, as discussed below, stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote, and they count toward the quorum.

         Voting Requirements for Each Proposal

         Brokers holding shares of record for customers generally are not entitled to vote on matters unless they receive voting instructions from their customers. As used herein, "uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified Venus Exploration on a proxy form in accordance with industry practice or has otherwise advised Venus Exploration that the broker lacks voting authority. As used herein, "broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions.

         Election of Directors. Directors are elected by a plurality vote; therefore, the eight (8) nominees who receive the most votes will be elected. In the election of directors, votes may be cast in favor of, or may be withheld with respect to, each nominee. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

         Ratification of Auditors. The ratification of auditors requires the affirmative vote of the majority of the shares present in person or by proxy at the annual meeting and entitled to vote. Uninstructed shares are entitled to vote on this matter. Therefore, abstentions and broker non-votes have the effect of negative votes.

         How to Vote Your Shares

         Your proxy will be valid only if you sign, date and return it before the 2001 annual meeting. If you complete all of the proxy card except the voting instructions, then the designated proxies will vote your shares "for" the election of the nominated directors and "for" the ratification of auditors. If any nominee for election to the Board is unable to serve, which is not anticipated, or if any other matters properly come before the meeting, the designated proxies will vote your shares in accordance with his or their best judgment. Venus Exploration does not know of any matters, other than those described in the Notice of Annual Meeting of Stockholders, that will come before the 2001 annual meeting.

         If the 2001 annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the 2001 annual meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the 2001 annual meeting (except for proxies that have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

         A stockholder of Venus Exploration who executes and returns a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by:

         o executing a later-dated proxy relating to the same shares and by delivering it to the corporate secretary of Venus Exploration prior to the vote at the 2001 annual meeting,

         o giving written notice of the revocation to the corporate secretary of Venus Exploration prior to the vote at the 2001 annual meeting, or

         o appearing in person at the meeting and voting in person the shares to which the proxy relates.

All written notices of revocation and other communications relating to the revocation of proxies should be addressed as follows: Venus Exploration, Inc., 1250 NE Loop 410, Suite 810, San Antonio, Texas 78209, Attention: Mr. Terry F. Hardeman, Secretary.

PROXY SOLICITATION EXPENSES

         Venus Exploration will bear the cost of soliciting its proxies, including the expenses of distributing its proxy materials. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegram by directors, officers, employees and agents of Venus Exploration who will receive no additional compensation for doing so. Venus Exploration will reimburse brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of the common stock held by them as stockholders of record.

                             OWNERSHIP OF SECURITIES

         The following table sets forth the information as of March 31, 2001, regarding the shares of common stock owned and shares of common stock issuable upon exercise or conversion of outstanding options, warrants or convertible securities that can be exercised or converted by their terms on or before May 30, 2001, by (a) each person, including any group, who is known by management to be the beneficial owner of more than 5% of the common stock as of such date, (b) each director and director nominee, (c) Venus Exploration's executive officers, and (d) all directors and executive officers as a group based upon shares of common stock outstanding on such date.

                                                                AMOUNT & NATURE OF
                                                               BENEFICIAL OWNERSHIP      PERCENT OF
           DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS                  (1)                 CLASS
           ------------------------------------------          --------------------      ----------
         Eugene L. Ames, Jr ...............................        2,028,604(2)            16.19%
         John Y. Ames .....................................          528,782(3)             4.26%
         J. C. Anderson ...................................           36,279                   *
         Martin A. Bell ...................................           87,408(4)                *
         James W. Gorman ..................................          352,494(5)             2.86%
         Michael E. Little ................................          329,818(6)             2.67%
         Jere W. McKenny ..................................           75,862                   *
         John H. Pinkerton ................................              -0-(7)                *

         Directors and Executive Officers as a group
          (10 persons) ....................................        3,465,423               27.38%

                                                       AMOUNT & NATURE OF
         NAME AND ADDRESS OF FIVE PERCENT             BENEFICIAL OWNERSHIP        PERCENT OF
         SHAREHOLDERS                                        (1)                    CLASS
         --------------------------------             --------------------       ------------
         Eugene L. Ames, Jr
         1250 NE Loop 410, Suite 810
         San Antonio, TX  78209 .....................        2,028,604(2)            16.19%

         J. Morton Davis
         44 Wall Street
         New York, NY  10005 ........................        1,049,139(4)             8.50%

         Range Resources Corporation
         500 Throckmorton Street
         Fort Worth, TX  76102 ......................        2,166,213(7)            17.55%

         Stratum Group Energy Partners, LP
         1330 Sixth Avenue, 33rd Floor
         New York, NY  10019 ........................        1,100,000                8.91%

----------

* Less than one percent (1%).

(1) All persons named have sole voting and investment power, except as otherwise noted.

(2)  Includes (a) 289,690 shares and 190,591 exercisable options owned by Eugene
     L. Ames, Jr.; (b) 1,140,399 shares, or 8.77% of the common stock, owned by Ellen R. Y. Ames, the spouse of Eugene L. Ames, Jr.; and (c) 407,924 shares owned by Venus Oil Company, which is controlled by Mr. and Mrs. Eugene L. Ames, Jr.

(3)  Includes exercisable options to purchase 76,935 shares.

(4) Includes 30,000 exercisable options. The data with respect to Mr. Bell excludes shares owned by his employer, and Mr. Bell disclaims beneficial ownership of his employer's shares. J. Morton Davis owns Mr. Bell's employer, and that entity is deemed to own 1,049,139 shares.

(5) Includes 114,285 shares of common stock issued upon conversion of the 7.0% Convertible Subordinated Note that was held by Mr. Gorman. See "Certain Relationships and Related Party Transactions" for a summary of the terms of this note.

(6) Includes 285,714 shares of common stock issued upon conversion of the 7.0% Convertible Subordinated Note that was held by Mr. Little. See "Certain Relationships and Related Party Transactions" for a summary of the terms of this note.

(7) The data with respect to Mr. Pinkerton does not reflect the 2,166,213 shares that are beneficially owned by Range Resources Corporation, of which Mr. Pinkerton is President. Mr. Pinkerton disclaims beneficial ownership of such shares.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

GENERAL

     At the 2001 annual meeting, stockholders will be asked to elect eight (8) directors to serve as members of the Board of Directors until their successors are duly elected and qualified. Your Board of Directors recommends that the eight (8) nominees named below be elected to serve as directors. The persons named in the proxy intend to vote the proxies FOR the election of the nominees named below. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee refuses or becomes unable to serve as a director, which is not anticipated, the persons named as proxies reserve full discretion to vote for such other person as may be nominated by the Board of Directors.

                               EUGENE L. AMES, JR.
                                  JOHN Y. AMES
                                  J.C. ANDERSON
                                 MARTIN A. BELL
                                 JAMES W. GORMAN
                                MICHAEL E. LITTLE
                                 JERE W. MCKENNY
                                JOHN H. PINKERTON

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

     The following paragraphs set forth certain information concerning each nominee for election as a director. All positions and offices with Venus Exploration held by each such person are also indicated.

     EUGENE L. AMES, JR., 67, became Chairman, Chief Executive Officer and a director of Venus Exploration following its acquisition of the assets and liabilities of The New Venus Exploration, Inc. ("New Venus") in 1997. He is a member of Venus Exploration's Executive Committee. He is the father of John Y. Ames. He has been in the oil and gas business since 1955 and had been associated with New Venus and its predecessor entities since 1962 and chief executive officer of those predecessor entities since 1991. He graduated from the University of Texas at Austin in 1955 with a B.S. degree in Geology. He served from 1991-93 as the Chairman of the Independent Petroleum Association of America, the national trade group representing independent oil and natural gas producers in Washington, D.C., and he currently serves as a member of the Policy Committee of the American Petroleum Institute (API) and as Chairman of the Texas Oil and Gas Association. He is also the Vice-Chairman of the Board of Directors of Southwest Research Institute.

     JOHN Y. AMES, 45, became President, Chief Operating Officer and a director of Venus Exploration following the acquisition of New Venus in 1997. He is a member of Venus Exploration's Executive Committee. He had been associated with New Venus and its predecessor entities as Vice President since 1984. He became Executive Vice President of those predecessor entities in 1995 and President and Chief Operating Officer in 1996. He is the son of Eugene L. Ames, Jr. He graduated from the University of Texas at Austin in 1978 with a B.B.A. in Petroleum Land Management.

     J.C. ANDERSON, 70, is the Chairman and Chief Executive Officer of Anderson Exploration, Ltd., a public oil and gas exploration and development company based in Canada. He founded Anderson Exploration, Ltd., as a private company in 1968 and has been employed by it since that time. Mr. Anderson has been a director of Venus Exploration since 1998. He holds a B.S. in Petroleum Engineering from the University of Texas at Austin and has more than 40 years experience in the oil and gas business.

     MARTIN A. BELL, 49, is the Vice Chairman and General Counsel of D. H. Blair Investment Banking Corp., New York, New York, and has been a senior officer of that organization and predecessor companies since 1991. D. H. Blair Investment Banking Corp. is a member of the New York Stock Exchange. Mr. Bell has been a director of Venus Exploration since 1997. He is chairman of Venus Exploration's Audit Committee. Mr. Bell is also a director of News Communications, Inc.

     JAMES W. GORMAN, 70, became a director of Venus Exploration following the acquisition of New Venus in 1997. He is a member of the Compensation and Audit Committees. He is a petroleum geologist and has been engaged in the oil and gas business either as a drilling contractor or independent producer for 43 years. He is currently, and has been for more than 5 years, an independent investor in various ventures, including exploration and development of oil and gas properties. He is President of Cockfield Exploration, Inc., a closely-held oil and gas company based in San Antonio, Texas. He also serves as a member of the Board of Directors of Cullen Frost Bancshares Corporation, a bank holding company (NYSE).

     MICHAEL E. LITTLE, 46, has been employed as Chairman and Chief Executive Officer of South Texas Drilling and Exploration, Inc., an oil and gas drilling company based in San Antonio, Texas, since 1999. From 1982 until 1999 he was President and Chairman of the Board of Dawson Production Services, Inc., a well servicing company based in San Antonio, Texas. He has more than 24 years of experience in oil and gas operations management, including six years as a drilling foreman and engineer. He is a graduate of Texas Tech University with a B.S. Degree in Petroleum Engineering. He became a director of Venus Exploration in 1999. Venus Exploration also retains him as a consultant. He is a member of Venus Exploration's Executive and Compensation Committees.

     JERE W. MCKENNY, 72, became a director of Venus Exploration following the acquisition of New Venus in 1997. He is a member of the Audit and Compensation Committees. He has been President of McKenny Energy Co., an oil and gas exploration company based in Oklahoma City, Oklahoma, since September 1994. In 1977, he became a director and the Vice Chairman of the Board of Kerr-McGee Corp., an oil and gas exploration company based in Oklahoma City, Oklahoma, and from 1984 until 1993, he also was President and Chief Operating Officer of Kerr-McGee Corp.

     JOHN H. PINKERTON, 47, became a director of Venus Exploration following the acquisition of New Venus in 1997. He has been employed by Range Resources Corporation (formerly Lomak Petroleum, Inc.), an independent oil and gas operating company based in Fort Worth, Texas since 1988, of which he was appointed President in 1990 and Chief Executive Officer in 1992. He is a director of Range Resources Corporation. Prior to joining Range Resources, he was Senior Vice President of Snyder Oil Corporation. He holds a B.A. degree in Business Administration from Texas Christian University and an M.B.A. from the University of Texas.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

                     BOARD MEETINGS AND STANDING COMMITTEES

         The Board of Directors met five (5) times during 2000. All directors attended at least 75% of the total number of meetings of the Board of Directors, except for Mr. Pinkerton. He attended one meeting.

         The three committees of the Board of Directors are:

         o the Executive Committee, composed of Messrs. Eugene L. Ames, Jr., John Y. Ames and Little;

         o the Audit Committee, composed of Messrs. Bell, Gorman and McKenny; and

         o the Compensation Committee, composed of Messrs. Gorman, Little and McKenny.

Venus Exploration does not have a standing nominating committee. The functions customarily attributable to a nominating committee are performed by the Board of Directors as a whole.

         Subject to certain limitations specified by Venus Exploration's Bylaws and the Delaware General Corporation Law, the Executive Committee is authorized to exercise the powers of the Board of Directors when the Board is not in session. The Executive Committee acted by unanimous written consent seven times during 2000. The Compensation Committee reviews and recommends executive compensation and employee benefit plans. It acted by unanimous written consent five times during 2000, and it met once.

         The Audit Committee provides advice and assistance regarding accounting, auditing and financial reporting, recommends the company's independent auditors and monitors the results of the audit and the internal controls structure. All of its members are independent in accordance with the regulations of the National Association of Securities Dealers. The Audit Committee met three times and acted by unanimous written consent once during 2000. Its duties are more specifically described in its charter, which was adopted at a meeting of the Board of Directors on June 6, 2000. That charter is attached to this proxy statement as Appendix A. The Audit Committee's report is attached as Appendix B.

                           MANAGEMENT AND REMUNERATION

EXECUTIVE OFFICERS

         Set forth below are the names and ages of all executive officers of Venus Exploration. All positions and offices with the company and its subsidiaries held by each such person are also indicated. Officers generally are elected annually for one (1) year terms or until their successors are elected and qualified. All executive officers are United States citizens.


     NAME                            AGE      POSITION
     ----                            ---      --------

     Eugene L. Ames, Jr..........     67      Chairman of the Board of Directors and Chief Executive
                                              Officer
     John Y. Ames................     45      President, Chief Operating Officer and Director
     P. Mark Stark...............     46      Chief Financial Officer
     Terry F. Hardeman...........     60      Secretary, Treasurer and Chief Accounting Officer

         For a narrative description of the business background of Messrs. Eugene L. Ames, Jr. and John Y. Ames, see "Proposal One - Election of Directors."

         P. MARK STARK, 46, has been the Chief Financial Officer of Venus Exploration since December, 2000. He previously was Executive Vice President of Alamo Water Refiners, Inc., and he was Chief Financial Officer with Dawson Production Services, Inc., from 1995 to 1998. He is a graduate of Southern Methodist University with an M.B.A. in Finance and the University of Texas at Austin with a B.B.A. degree in Finance and Accounting.

         TERRY F. HARDEMAN, 60, has been the Chief Accounting Officer and Secretary/Treasurer of Venus Exploration since 2000. He has consulted with Venus Exploration and its predecessors since 1990. He is a graduate of Stephen F. Austin University with a B.B.A. degree in Accounting and of University of Houston with a Masters of Business Administration. He is a Certified Public Accountant in the State of Texas.

EXECUTIVE COMPENSATION SUMMARY

         The following table sets forth the compensation paid by Venus Exploration for the past three fiscal years to its chief executive officer and its other executive officers whose salary and bonus exceeded $100,000. At no time during this period did Venus Exploration pay any other executive officer annual compensation exceeding $100,000. No compensation information is given for any person for any year in which that person was not an officer of Venus Exploration.

                           SUMMARY COMPENSATION TABLE

                                                             ANNUAL COMPENSATION        SECURITIES         ALL OTHER
                                                FISCAL     -----------------------      UNDERLYING         COMPENSA-
             NAME AND POSITION                   YEAR      SALARY($)     BONUS ($)      OPTIONS (#)       TION ($) (1)
             -----------------                  ------     ---------     ---------      -----------       ------------

Eugene L. Ames, Jr.,  Chairman &                 2000       173,375         -0-            98,517            2,244
    Chief Executive Officer (2).............     1999       138,858        - 0 -           52,074            2,220
                                                 1998       190,000        - 0 -           40,000            3,354

John Y. Ames, President &                        2000       122,841       50,000           35,037            7,138
   Chief Operating Officer (3)..............     1999        90,292        - 0 -           21,898            7,539
                                                 1998       106,250        - 0 -           20,000            7,125

----------

(1) Except as otherwise specified, this amount consists of cash amounts contributed by Venus Exploration to match a portion of the executive's contributions under the 401(k) Plan and the costs of group term life insurance provided to employees and personal use of a company-owned vehicle.

(2)      Eugene L. Ames, Jr., Became Chief Executive Officer on May 21, 1997.

(3)      John Y. Ames became President and Chief Operating Officer on May 21,
         1997.

OPTION GRANTS IN FISCAL 2000

                                                                                                     POTENTIAL REALIZABLE
                                                                                                       VALUE-AT-ASSUMED
                                                                                                        ANNUAL RATES OF
                                                                                                          STOCK PRICE
                                                                                                       APPRECIATION FOR
                                                  INDIVIDUAL GRANTS                                       OPTION TERM
-------------------------------------------------------------------------------------------     -----------------------------
                            NUMBER OF        % OF TOTAL
                            SECURITIES        OPTIONS
                            UNDERLYING       GRANTED TO
                             OPTIONS        EMPLOYEES IN        EXERCISE         EXPIRA-
        NAME                 GRANTED        FISCAL YEAR          PRICE          TION DATE            5%               10%
        ----               ------------     ------------      ------------     ------------     ------------     ------------
Eugene L. Ames, Jr ...           98,517             28.9%     $      1.152         12/12/05     $     31,356     $     69,288
John Y. Ames .........           35,037             11.1%     $      1.152         12/12/05     $     11,151     $     24,642

OPTION EXERCISES AND FISCAL YEAR-END VALUES

         The following table shows, for the company's chief executive officer and the other executive officers named in the Summary Compensation Table, the number of shares acquired upon the exercise of options during 2000, the amount realized upon such exercise, the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 2000, and the values for "in-the-money" options, based on the positive spread between the exercise price of any such existing stock options and the year-end price of the common stock.

                AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS AT
                                                             OPTIONS AT DECEMBER 31, 2000           DECEMBER 31, 2000 (1)
                              SHARES                         -----------------------------     -----------------------------
                           ACQUIRED ON         VALUE
                           EXERCISE OF       REALIZED($)       EXERCIS-        UNEXERCIS-                        UNEXERCIS-
      NAME                  OPTIONS(#)          (2)              ABLE             ABLE         EXERCISABLE          ABLE
      ----                 ------------     ------------     ------------     ------------     ------------     ------------

Eugene L. Ames, Jr ...            - 0 -     $      - 0 -          267,841           13,334     $      - 0 -     $      - 0 -
John Y. Ames .........            - 0 -     $      - 0 -           92,169            6,667     $      - 0 -     $      - 0 -

----------

(1) Aggregate market value based on December 31, 2000 stock price of $0.9375 per share of the shares covered by the options.

(2) Represents the difference between the aggregate exercise price and the aggregate value, based upon the stock price on the date of exercise.

EMPLOYMENT AGREEMENT WITH CHIEF EXECUTIVE OFFICER

         On July 1, 1999, Eugene L. Ames, Jr., entered into a two-year employment contract with Venus Exploration that established his annual salary at $190,000 per year and other compensation, including the use of an automobile. This agreement replaced the three-year agreement that expired on June 1, 1999. The prior agreement also provided for annual compensation of $190,000. Since May 1998, Eugene L. Ames, Jr., has declined the use of the automobile under his previous employment agreement and under the present one. The employment agreement also included agreements by Eugene L. Ames, Jr. with regard to confidentiality and noncompetition in order to protect Venus Exploration's proprietary information.

         Beginning on March 1, 1999, Mr. Ames, Jr. agreed to take a 21.5% salary reduction, and on May 1, 1999, the salary reduction was increased to 35%. In return for the salary reduction, on March 1, 1999, Venus Exploration granted Mr. Ames, Jr., options to buy 52,074 shares of Venus Exploration's common stock, and on August 1, 1999, it granted him options to acquire another 98,517 shares. All of those options are now fully vested. The exercise price for the first set of options is $1.23, which was 110% of the fair market value of a share of the common stock on the date of grant of those options. They expire on February 28, 2004, and they vested in semi-monthly increments beginning March 1, 1999. The exercise price for the second set of options is $1.152, which was 110% of the fair market value of a share of the common stock on the date of grant of those options. Those options will expire on December 12, 2005, and they vested contingently in semi-monthly increments beginning August 1, 1999. The contingency was shareholder approval of the increase in the number of shares subject to the 1997 Incentive Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors currently consists of James W. Gorman, Michael E. Little and Jere W. McKenny. No member of the Compensation Committee was, during fiscal 2000, an officer or employee of Venus Exploration or any of its subsidiaries, nor was any member of the Compensation Committee formerly an officer of Venus Exploration or any of its subsidiaries. However, Mr. Little serves as a consultant to Venus Exploration under an agreement that was entered into before he began serving on the Compensation Committee. During fiscal year 2000, no executive officer of the company served either as:

         o a member of the compensation committee or board of directors of another entity, one of whose executive officers served on the Compensation Committee, or

         o a member of the compensation committee of another entity, one of whose executive officers served on Venus Exploration's Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Currently, decisions on compensation of Venus Exploration's executive officers are made by the Compensation Committee of the Board of Directors. The following addresses Venus Exploration's executive officer compensation policies for 2000.

         GENERAL. Venus Exploration's compensation program is designed to enable Venus Exploration to attract, to motivate and to retain high quality senior management by providing a competitive total compensation opportunity based on performance. To this end, Venus Exploration provides for base salaries, bonuses based on subjective factors and stock-based incentives that strengthen the mutuality of interests between employees and Venus Exploration's stockholders.

         SALARIES. Eugene L. Ames, Jr.'s salary for 2000 was provided for in an employment agreement. The material terms of Eugene L. Ames, Jr.'s employment agreement are described above under the caption "Employment Agreement with Chief Executive Officer."

         Salaries of the executive officers were determined based upon the level of responsibility, time with Venus Exploration, and the contribution and performance of the particular executive officer. Evaluation of these factors was subjective, and no fixed or relative weights were assigned to the factors considered. Because of the economic conditions in the oil and natural gas industry and the impact upon Venus Exploration's performance, Venus Exploration reduced the salaries of its executive officers beginning in March of 1999. These salary reductions range from between 21.5% to 35%, and they have been partially offset by the grant of additional stock options to Venus Exploration's executive officers. On or about March 31, 2000, Venus Exploration reinstated the prior levels of salary compensation.

         BONUS COMPENSATION. Through the use of annual bonuses, Venus Exploration seeks to effectively tie executive compensation to Venus Exploration's performance. The Compensation Committee granted some bonuses during 2000 based on the discretion of the Compensation Committee, taking into account, among other factors, the financial performance of Venus Exploration.

         OPTIONS AND RESTRICTED STOCK GRANTS. Venus Exploration uses grants of stock options and restricted stock to its key employees and executive officers to closely align the interests of such employees and officers with the interests of its stockholders. The 1997 Incentive Plan is administered by the Compensation Committee, which determines the persons eligible for awards, the number of shares subject to each grant, the exercise price of options and the other terms and conditions of the grants of options or restricted stock.

         THE COMPENSATION COMMITTEE
         Jere W. McKenny
         James W. Gorman
         Michael E. Little

DIRECTOR COMPENSATION

         Directors of Venus Exploration are compensated under the 1997 Incentive Plan. Under the 1997 Incentive Plan, non-employee directors receive (a) $12,000 per year, and (b) $500 per board meeting attended, whether in person or by phone. Such payments are made in the form of grants of shares of common stock or, at the option of a director, a combination of Venus Exploration's common stock and cash. In the case of the second option, the cash compensation is limited to a maximum of 25% of the $12,000 per year.

FIVE-YEAR STOCKHOLDER RETURN COMPARISON

         Set forth below is a line graph comparing, for the five (5)-year period ended December 31, 2000, the yearly percentage change in the cumulative total stockholder return on the Venus Exploration common stock with that of (a) all U.S. companies quoted on the Nasdaq Market Index and (b) the SIC Code Index for crude petroleum and natural gas stocks. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                                    [GRAPH]


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS*
                        AMONG VENUS EXPLORATION INC.,(1)
                     SIC CODE INDEX AND NASDAQ MARKET INDEX

COMPANY                             1996           1997           1998           1999           2000
-------                          ----------     ----------     ----------     ----------     ----------
Venus Exploration, Inc.              130.77         215.38          84.62          84.62          59.61
Industry Index                       127.30         119.41          76.47         110.67          96.21
Broad NASDAQ Market                  122.71         150.32         208.40         384.87         234.81

*$100 INVESTED ON 12/31/95 IN STOCK OR INDEX, INCLUDING REINVESTMENT OF
DIVIDENDS.

----------

         (1) Stock prices shown for dates prior to May 21, 1997 are attributable to Xplor Corporation, and its financial history is not contained in Venus Exploration's Annual Report on Form 10-K for the year ended December 31, 2000. Therefore, comparisons of the stock price history with other historical financial data for the period before May 21, 1997 is misleading.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

EUGENE L. AMES, JR.

         During October 1999, Eugene L. Ames, Jr., the Chief Executive Officer of the Company, advanced the Company $750,000 in exchange for a Subordinated Debenture (the "Debenture") issued by the Company. The net proceeds to the Company were approximately $730,000 after legal and other costs associated with the transaction. The Company redeemed the Debenture on May 12, 2000. The Company had used the proceeds to fund working capital. The Company's obligation to Mr. Ames was unsecured and subordinated to the rights of the Company's bank and other lenders (except for the holders of the 7% Subordinated Notes, which are no longer outstanding, and those parties had equal priority) unless those lenders were to have agreed otherwise. Interest was payable monthly, in cash, at a rate equal to Frost National Bank prime rate plus 1%.

         Venus Exploration currently operates approximately five (5) wells, projects and prospects in which Venus Oil Company owns a royalty interest. Venus Oil Company is owned by Mr. Ames, Jr., and his immediate family. Those family members include his son, John Y. Ames, and his daughter, Elizabeth Ames Jones, wife of Will C. Jones IV, who is discussed below. Mr. Ames, Jr., devotes a portion of his time to managing Venus Oil Company, and it paid Venus Exploration $17,128 in 2000 as a reimbursement for that time. Venus Oil Company received $3,518 last year in proceeds from wells and projects operated by Venus Exploration.

COCKFIELD EXPLORATION COMPANY

         Venus Exploration currently operates approximately forty-five (45) wells, projects and prospects in which Cockfield Exploration Company owns an interest. Cockfield Exploration Company is owned by Mr. James W. Gorman, who has been a director of Venus Exploration or its predecessors since June 1996. All wells and prospects in which Cockfield Exploration has participated since Mr. Gorman became a director are operated under project agreements or joint operating agreements entered into prior to Mr. Gorman becoming a director of the company. During 2000, Cockfield Exploration Company paid Venus Exploration $27,873 for its share of joint costs. Cockfield Exploration Company received $61,912 last year in proceeds from wells and projects operated by Venus Exploration.

WILL C. JONES, IV

         Will C. Jones, IV, is the son-in-law of Eugene L. Ames, Jr., and the brother-in-law of John Y. Ames. He is currently of counsel to Lindow & Treat, LLP. Mr. Jones and Lindow & Treat, LLP provide legal counsel to Venus Exploration. In 2001, Venus Exploration expects to pay Lindow & Treat, LLP in excess of $60,000 for such services. During 2000, Mr. Jones was of counsel to Haynes and Boone, LLP, and Venus Exploration paid fees of $226,374 for the services of Mr. Jones, others in that firm and Lindow & Treat, LLP.

RANGE RESOURCES CORPORATION

         Range Resources Corporation owns a 15% working interest in the Venus Westbury Farms #1 well and in the Venus-Apache Gas Unit Well #1. Both of those wells are in the Constitution Field in Jefferson County, Texas. Mr. John H. Pinkerton is the president and chief executive officer of Range Resources, and he has been a director of Venus Exploration since May 1997. The Westbury Farms well was completed in early 1998 with sales commencing in late August 1998. The Venus-Apache Gas Unit Well #1 was completed in September 2000. Range Resources participated on the same basis, adjusted for size of working interest, as other non-operators. During 2000 Range Resources paid Venus Exploration $662,110 for its share of joint costs, and it received $161,143 in 2000 as proceeds from the Westbury Farms #1 well.

JAMES W. GORMAN AND MICHAEL E. LITTLE - CONVERSION OF 7% CONVERTIBLE SUBORDINATED NOTES

         On April 14, 1999, Venus Exploration issued to James W. Gorman, a director of Venus Exploration, a 7.0% Convertible Subordinated Promissory Note (a "Subordinated Note") in the principal amount of $100,000. On May 24, 1999, Venus Exploration issued to Michael E. Little, who is now a director of Venus Exploration, a similar note in the principal amount of $250,000. In addition to the Subordinated Notes issued to Messrs. Gorman and Little, Venus Exploration issued Subordinated Notes to four other persons, none of whom are or were affiliated with Venus Exploration, aggregating $650,000.

         The noteholders had the right to convert the debt into common stock at a price of $1.15 per share. In June of 2000, Venus Exploration lowered the conversion price to $0.875 per share in order to induce the noteholders to convert their debt into equity. All the noteholders elected to convert, and they received a total of 1,142,854 shares of Venus Exploration common stock in return. The shares were issued pursuant to Sections 3(a)(9) and 4(2) of the Securities Act of 1933.

         The registration rights agreements. Concurrently with the execution of the Subordinated Notes, Venus Exploration entered into a registration rights agreement with each noteholder that gives the noteholders the option to register for resale under the Securities Act of 1933 the shares of Venus Exploration common stock that they received upon conversion of the Subordinated Notes. The registration would only be on a registration statement otherwise being filed by Venus Exploration for sales on its own behalf. Venus Exploration also agreed not to grant any new registration rights to third parties if those rights would adversely impact the rights of the holders of the Subordinated Notes described above.

MICHAEL E. LITTLE

         Beginning April 1, 1999, Michael E. Little, a director of Venus Exploration, was engaged by the company as a consultant. He provides advice and assistance in financial and organizational matters. The company pays him $3500 per month and reimburses him for his expenses incurred on behalf of the company. The relationship may be terminated by either party upon thirty (30) days notice.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the company's officers and directors, and persons who own more than 10% of a registered class of the company's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Statements of Changes of Beneficial Ownership of Securities on Form 4 generally are required to be filed by the tenth day of the month following the month during which the change in beneficial ownership of securities occurred. Based solely on an examination of Forms 4 delivered to the Company, Venus Exploration believes that all reports of securities ownership and changes in such ownership required to be filed during 2000 were timely filed.

                                  PROPOSAL TWO

                       APPOINTMENT OF INDEPENDENT AUDITORS


         The Board of Directors of Venus Exploration has appointed the firm of KPMG LLP to serve as independent auditors of the company for the fiscal year ending December 31, 2001. You are being asked to ratify this appointment. KPMG has served as independent auditor for Venus Exploration since May 21, 1997. One or more representatives of KPMG are expected to be present at the annual meeting. Such representatives will be given an opportunity to make a statement and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF VENUS EXPLORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders, in accordance with Rule 14a-8 of the proxy rules of the Securities and Exchange Commission, must be received by Venus Exploration at its principal executive offices on or before January 7, 2002, to be eligible for inclusion in its proxy statement and proxy relating to that meeting. At the 2002 annual meeting, management proxies will have discretionary authority to vote on stockholder proposals that are not submitted for inclusion in the proxy statement unless received by Venus Exploration before January 7, 2002.

                                 OTHER BUSINESS

         Management does not presently know of any matters that may be presented for action at the 2001 annual stockholder meeting other than those set forth herein. However, if any other matters properly come before the 2001 annual stockholder meeting, it is the intention of the persons named in the proxies solicited by management to exercise their discretionary authority to vote the shares represented by all effective proxies on such matters in accordance with their best judgment.

         Please fill in, date and sign the enclosed proxy card and return it promptly in the enclosed return envelope, which requires no additional postage if mailed in the United States.

         The Annual Report to Stockholders, which includes Venus Exploration's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, is enclosed. The Annual Report does not form any part of the material for the solicitation of proxies.

                                        By Order of the Board of Directors,

                                        /s/ EUGENE L. AMES, JR.

                                        EUGENE L. AMES, JR.
April 30, 2001                          Chairman and Chief Executive Officer

                                   APPENDIX A

                             VENUS EXPLORATION, INC.
                             AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the preparation of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements related to financial disclosures and (3) the independence and performance of the Company's independent auditors.

The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market. The members of the Audit Committee shall be appointed by the Board.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

5. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

6. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

7.       Approve the fees to be paid to the independent auditor.

8. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit


                                       (i)

         Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

9. Evaluate together with the Board the performance of the independent auditor, and if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

10. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

11. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

         (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information; and

         (b) Any changes required in the planned scope of the audit.

12. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

13. Review with the Company's legal counsel matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

14. Meet at least annually with the chief financial officer, and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.



                                      (ii)

                                   APPENDIX B

                             VENUS EXPLORATION, INC.
                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors of Venus Exploration, Inc., is composed of three independent directors listed below, and it operates under the written charter that is Appendix A to this Proxy Statement.

         The Company's management represented to the Audit Committee that the Company's audited financial statements were prepared in accordance with generally acceptable accounting principles. The Audit Committee reviewed and discussed the audited financial statements with both management and the independent auditors. It also discussed the auditors' independence with the independent auditors. That discussion with the independent auditors included the matters required by SAS 61 and the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, which has been received and reviewed by the Audit Committee.

         Venus Exploration, Inc., paid KPMG LLP $112,500 for audit services provided during 2000, and it paid KPMG LLP $23,585 for non-audit services relating to tax planning, strategy services and review of regulatory filings. KPMG LLP provided no other services to the Company during 2000.

         Based on its charge under its charter and the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements presented to it be included in the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2000. It also recommended, subject to stockholder ratification, the selection of KPMG LLP, as the Company's independent auditor.


The Audit Committee

Martin A. Bell
James W. Gorman
Jere W. McKenny



                                       (i)

                             VENUS EXPLORATION, INC.
                                    Suite 810
                                1250 NE Loop 410
                            San Antonio, Texas 78209
                               Phone: 210/930-4900
                                Fax: 210/930-4901

                        NASDAQ SmallCap Market(TM): VENX

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                            VENUS EXPLORATION, INC.

                                  JUNE 5, 2001






              - Please Detach and Mail in the Envelope Provided -

-----------------------------------------------------------------------------------------------------------------------------------

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

                FOR all nominees       WITHHOLD       THE BOARD OF DIRECTORS PROPOSES AND RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
                listed to right       AUTHORITY
               (except as marked    to vote for all
                to the contrary     nominees listed
                   at right)           to right                                                             FOR   AGAINST   ABSTAIN
  1. ELECTION                                      NOMINEES: Eugene L. Ames, Jr.  2. RATIFY SELECTION
     OF EIGHT                                                John Y. Ames            OF KPMG LLP as
     DIRECTORS        [ ]                [ ]                 J.C. Anderson           independent auditors
                                                             Martin A. Bell          for the fiscal year
(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL            James W. Gorman         ending December 31,    [ ]     [ ]       [ ]
NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME           Michael E. Little       2001.
AT RIGHT)                                                    Jere W. McKenny
                                                             John H. Pinkerton



Signature(s)                                                                                        Dated:                   , 2001
            ---------------------------------------------------------------------------------------       -------------------
NOTE: Signature(s) of holders of Common Stock should agree with the name(s) shown on this Proxy. For joint accounts, both owners should sign.

-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                            VENUS EXPLORATION, INC.

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON JUNE 5, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Eugene L. Ames, Jr. and John Y. Ames, or each of them as shall be in attendance at the Annual Meeting, as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Venus Exploration, Inc., to be held on June 5, 2001, and at any adjournment thereof, and to vote as specified on this Proxy the number of shares of Common Stock of Venus Exploration, Inc., the undersigned would be entitled to vote if personally present upon the matters referred to on the reverse side hereof and in their discretion upon any other business as may properly come before the Annual Meeting.

IF NOT MARKED TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

IMPORTANT: THIS PROXY IS CONTINUED AND MUST BE SIGNED AND DATED ON THE REVERSE SIDE.




--------------------------------------------------------------------------------